Exhibit 21.1

LIST OF SUBSIDIARIES as of December 29, 2002

Entities Legal Name	Date Inc./ Organized	State Inc./ Organized	Percent Ownership

CC Beverage Packing, Inc.	Delaware	Consolidated	100%
	3/15/88

Case Advertising, Inc.	Delaware	Consolidated	100%
	2/18/88

Category Management Consulting, LLC	North Carolina	Consolidated/Roanoke	100%
	6/29/95

Nashville Coca-Cola Bottling Partnership	Tennessee	Consolidated /	100%
	12/20/96	Consolidated Volunteer

CCBCC, Inc.	Delaware	Consolidated	100%
	12/20/93

Chesapeake Treatment Company, LLC	North Carolina	Consolidated/Case Adv.	100%
	6/5/95

COBC, Inc.	Delaware	Columbus Coca-Cola	100%
	11/23/93	Bottling Company

Coca-Cola Bottling Co. of Roanoke, Inc.	Delaware	Consolidated	100%
	2/5/85

Coca-Cola Bottling Company of	Alabama	CCBC of Alabama, LLC /	100%
Mobile, LLC	12/20/96	CC Beverage

Coca-Cola Bottling Company of	Delaware	CC Beverage/	100%
Alabama, LLC	12/17/96	Consolidated

Coca-Cola Ventures, Inc.	Delaware	Consolidated	100%
	6/17/93

Columbus Coca-Cola Bottling Company	Delaware	Consolidated	100%
	7/10/84

Consolidated Leasing, LLC	North Carolina	Consolidated/CCBC of WV	100%
	1/14/97

LIST OF SUBSIDIARIES as of DECEMBER 29, 2002

INVESTMENT IN	STATE/DATE INCORPORATION	OWNED BY	PERCENT OWNERSHIP

Consolidated Volunteer, Inc.	Delaware	Consolidated	100%
	12/11/96

ECBC, Inc.	Delaware	Consolidated	100%
	11/23/93

Jackson Acquisitions, Inc.	Delaware	Consolidated	100%
	1/24/90

Metrolina Bottling Company	Delaware	Consolidated	100%
	5/21/93

MOBC, Inc.	Delaware	CC Beverage Packing, Inc.	100%
	11/23/93

NABC, Inc.	Delaware	Consolidated Volunteer, Inc.	100%
	11/23/93

Panama City Coca-Cola Bottling Company	Florida	Columbus CCBC, Inc.	100%
	10/5/31

PCBC, Inc.	Delaware	Panama City Coca-Cola	100%
	11/23/93	Bottling Company

ROBC, Inc.	Delaware	Coca-Cola Bottling Co. of	100%
	11/23/93	Roanoke, Inc.

Reidsville Transaction Corporation	Delaware	Consolidated	100%
	5/16/99

Tennessee Soft Drink Production Company	Tennessee	Consolidated Volunteer, Inc.	100%
	12/22/88

The Coca-Cola Bottling Company of West	West Virginia	Consolidated	100%
Virginia, Inc.	12/28/92

Consolidated Beverage Co.	Delaware	Consolidated	100%
	1/8/97

Beverage Plus, LLC	North Carolina	Consolidated	100%
	10/02/2002

LIST OF SUBSIDIARIES as of DECEMBER 29, 2002

INVESTMENT IN	STATE/DATE INCORPORATION	OWNED BY	PERCENT OWNERSHIP

WCBC, Inc.	Delaware	Consolidated	100%
	11/23/93

Whirl-I-Bird, Inc.	Tennessee	Consolidated	100%
	11/3/86

WVBC, Inc.	Delaware 11/23/93	The Coca-Cola Bottling Company of West Virginia, Inc.	100%

Carolina Coca-Cola Bottling Co.	Delaware	Consolidated	100%
	10/26/98

Heath Oil Co., Inc.	South Carolina	Carolina Coca-Cola	100%
	9/9/86	Bottling Co.

SUBC, Inc.	Delaware	Carolina Coca-Cola	100%
	12/2/98	Bottling Co.

Lynchburg Coca-Cola Bottling Co., Inc.	Delaware	Coca-Cola Bottling Co.	100%
	9/14/99	of Roanoke, Inc.

LYBC, Inc.	Delaware	Lynchburg Coca-Cola	100%
	9/10/99	Bottling Co., Inc.

Consolidated Real Estate Group, LLC	North Carolina	Consolidated	100%
	01/04/2000